Exhibit 10.1
CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement (this “Agreement”) is entered into as of March 1, 2013 (the “Effective Date”), by and between Jeffrey Wahba (the “Consultant”), and Farmer Bros. Co., a Delaware corporation (the “Company”). The Consultant and the Company are collectively referred to herein as the “Parties.”

RECITALS

WHEREAS, the Company is engaged in the business of foodservice manufacturing and distribution; and

WHEREAS, the Company and the Consultant are parties to that certain Second Amended and Restated Employment Agreement, dated as of February 13, 2012 (the “Employment Agreement”), pursuant to which the Consultant served as Treasurer and Chief Financial Officer of the Company through February 28, 2013; and

WHEREAS, the Consultant’s employment with the Company terminated on February 28, 2013; and

WHEREAS, the Company wishes to engage the Consultant as an independent contractor for the Company for the purpose of acting as interim Chief Financial Officer from and after the Effective Date on the terms and conditions set forth below; and

WHEREAS, the Consultant wishes to provide the Services (as defined below) in accordance with the terms of this Agreement; and

WHEREAS, each Party is duly authorized and capable of entering into this Agreement.

NOW, THEREFORE, in consideration of the above recitals and the mutual promises and benefits contained herein, the Parties hereby agree as follows:

1.	RESPONSIBILITIES

(a) Of the Consultant. The Consultant agrees to do each of the following (collectively, the “Services”):

(i)
Perform the services generally completed by the Chief Financial Officer of the Company, which include oversight responsibility for all financial (including treasury functions), accounting and compliance functions of the Company. Compliance responsibilities include oversight responsibility for compliance with the Company’s obligations under tax, securities and other applicable laws;

(ii)	Serve as the Chief Compliance Officer under the Company’s Code of Conduct and Ethics;

(iii)	Serve as a director and officer of the Company’s subsidiaries, and in any fiduciary position with respect to any employee benefit plans or trusts established by the

Company, to the same extent the Consultant was serving prior to the Effective Date; and

(iv)
Devote time, energy, and ability to the performance of his duties as may be determined by the Chief Executive Officer; provided it is understood that the Consultant has other commitments and may not necessarily be able to commit all of the time deemed necessary to complete such duties;

(v)	Communicate with the Company regarding progress the Consultant has made in performing the Services; and

(vi)	Provide services that are reasonably satisfactory and acceptable to the Company.

(b)Of the Company. The Company agrees to do each of the following:

(i)	Engage the Consultant as an independent contractor to perform the Services of an Interim Chief Financial Officer;

(ii)	Provide relevant information and tools, including cell phone and computer, to assist the Consultant with the performance of the Services; and

(iii)	Satisfy all of the Consultant’s reasonable requests for assistance in its performance of the Services.

2.        NATURE OF RELATIONSHIP

(a)Independent Contractor Status. The Consultant agrees to perform the Services hereunder solely as an independent contractor. The Parties agree that nothing in this Agreement shall be construed as creating a joint venture, partnership, franchise, agency, employer/employee, or similar relationship between the Parties. The Consultant is and will remain an independent contractor in its relationship to the Company and shall not be considered or deemed to be an employee of the Company for any purpose, including without limitation, for purposes of any pension, bonus, equity or other benefit plan which the Company makes available to its employees. The Company shall not be responsible for withholding taxes with respect to the Consultant’s compensation hereunder. The Consultant shall have no claim against the Company hereunder or otherwise for any form or type of benefits, including, without limitation, vacation pay, sick leave, retirement benefits, disability, social security, worker’s compensation, or unemployment insurance benefits. Nothing in this Agreement shall create any obligation between either Party and a third party.

(b)Reliance by the Company. The Company has entered into this Agreement in reliance on information provided by the Consultant, including the Consultant’s express representation that it is an independent contractor and in compliance with all applicable laws related to work as an independent contractor.

3.        TERM

The term of this Agreement shall commence as of the Effective Date and shall thereafter continue until such time as this Agreement is terminated in accordance with Paragraph 9 (the “Term”).

4.        CONFIDENTIAL INFORMATION

(a)The Consultant acknowledges that during the course of providing Services hereunder, he will be given or will have access to non-public and confidential business information of the Company which will include information concerning pending or potential transactions, financial information concerning the Company, information concerning the Company’s product formulas and processes, information concerning the Company’s business plans and strategies, information concerning Company personnel and vendors, and other non-public proprietary information of the Company (all collectively called “Confidential Information”). All of the Confidential Information constitutes “trade secrets” under the Uniform Trade Secrets Act. The Consultant covenants and agrees that during and after the Term he will not disclose such information or any part thereof to anyone outside the Company or use such information for any purpose other than the furtherance of the Company’s interests without the prior written consent of the Company.

(b)The Company and the Consultant agree that the covenants set forth in Paragraph 4(a) are reasonably necessary for the protection of the Company’s Confidential Information and that a breach of the foregoing covenants will cause the Company irreparable damage not compensable by monetary damages, and that in the event of such breach or threatened breach, at the Company’s election, an action may be brought in a court of competent jurisdiction seeking a temporary restraining order and a preliminary injunction against such breach or threatened breach.

(c)The covenants and agreements of the Consultant contained in this Paragraph 4 shall survive the termination of this Agreement.

5.        REPRESENTATIONS AND WARRANTIES

(a)	The Parties each represent and warrant as follows:

(i)	Each Party has full power, authority, and right to perform its obligations under the Agreement;

(ii)
This Agreement is a legal, valid, and binding obligation of each Party, enforceable against it in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditors’ rights generally and equitable remedies); and

(iii)	Entering into this Agreement will not violate the charter or bylaws of either Party or any material contract to which that Party is also a party.

(b)	The Consultant hereby represents and warrants as follows:

(i)	The Consultant has the sole right to control and direct the means, details, manner, and method by which the Services required by this Agreement will be performed;

(ii)	The Consultant has the right to perform the Services required by this Agreement at any place or location, and at such times as the Consultant shall determine;

(iii)
The Services shall be performed in accordance with standards prevailing in the Company’s industry, and shall further be performed in accordance with and shall not violate any applicable laws, rules, or regulations, and the Consultant shall obtain all permits or permissions required to comply with such standards, laws, rules, or regulations; and

(iv)	The Services required by this Agreement shall be performed by the Consultant and the Company shall not be required to hire, supervise, or pay anyone to help the Consultant perform such Services.

(c)	The Company hereby represents and warrants as follows:

(i)	The Company will make timely payments of amounts earned by the Consultant under this Agreement;

(ii)	The Company shall notify the Consultant of any changes to its procedures affecting the Consultant’s obligations under this Agreement at least 30 days prior to implementing such changes; and

(iii)	The Company shall provide such other assistance to the Consultant as the Company deems reasonable and appropriate.

6.        COMPENSATION

(a)Terms and Conditions. The Company shall pay the Consultant at a rate of $285/hr. In addition, the COBRA benefits provided under the Employment Agreement shall be extended by the number of months during which the Consultant provides Services hereunder.

(b)Timing of Payment. Payments for Services shall be made to the Consultant on a bi-weekly basis within one week after the receipt of an invoice from the Consultant.

(c)Expenses. Any reasonable expenses incurred by the Consultant in the performance of this Agreement shall be the Company’s responsibility, which are reimbursable by the Company in accordance with the Company’s standard expense reimbursement procedures.

(d)Taxes. The Consultant is solely responsible for the payment of all income, social security, employment-related, or other taxes incurred as a result of the performance of the Services by the Consultant under this Agreement and for all obligations, reports, and timely notifications relating to such taxes. The Company shall have no obligation to pay or withhold any sums for such taxes.

7.        WORK FOR HIRE

The Consultant expressly acknowledges and agrees that any work prepared by the Consultant under this Agreement shall be considered “work for hire” and the exclusive property of the Company unless otherwise specified. To the extent such work may not be deemed a “work for hire” under applicable law, the Consultant hereby assigns to the Company all of its right, title, and interest in and to such work. The Consultant shall execute and deliver to the Company any instruments of transfer and take such other action that the Company may reasonably request, including, without limitation, executing and filing, at the Company’s expense, copyright applications, assignments, and other documents required for the protection of the Company’s rights to such materials.

8.        NO CONFLICT OF INTEREST; OTHER ACTIVITIES

The Consultant hereby represents and warrants to the Company, and covenants to the Company, that the Consultant is, and will be, obliged under any contract, obligation or other duty that conflicts with or is inconsistent with this Agreement. During the Term, the Consultant is free to engage in other independent contracting activities; provided, however, the Consultant shall not accept work, enter into contracts, or accept obligations inconsistent or incompatible with the Consultant’s obligations or the scope of Services to be rendered for the Company pursuant to this Agreement.

9.        TERMINATION

This Agreement may be terminated:

(a)by either party on provision of thirty (30) days written notice to the other Party, with or without cause;

(b)by either Party for a material breach of any provision of this Agreement by the other Party, if the other Party’s material breach is not cured within fifteen (15) days of receipt of written notice thereof; or

(c)by the Company at any time and without prior notice, if the Consultant (i) is convicted of any felony , (ii) is convicted of any crime involving moral turpitude, fraud or misrepresentation, (iii) fails or refuses to comply with the written policies or reasonable directives of the Company, (iv) is guilty of serious misconduct in connection with performance under this Agreement; or (v) breaches any provision of Paragraph 4 above.

The Term shall end upon the termination of this Agreement. Following the termination of this Agreement for any reason, the Company shall promptly pay the Consultant any outstanding amounts for Services rendered before the effective date of the termination. Termination of this Agreement shall constitute the Consultant’s resignation from any director or officer position the Consultant has with any of the Company’s subsidiaries and from all fiduciary positions the Consultant holds with respect to any employee benefit plans or trusts established by the Company. The Consultant agrees that this Agreement shall serve as written notice of resignation in the foregoing circumstances.

10.        RETURN OF PROPERTY

Immediately upon termination of this Agreement or other request by the Company, the Consultant agrees to return to the Company all Confidential Information and all other Company products, samples, models, or other property and all documents, retaining no copies or notes, relating to the Company’s business including, but not limited to, reports, abstracts, lists, correspondence, information, computer files, computer disks, and all other materials and all copies of such material obtained by the Consultant during and in connection with his performance of Services hereunder. All Confidential Information and all other files, records, documents, blueprints, specifications, information, letters, notes, media lists, original artwork/creative, notebooks, and similar items relating to the Company’s business, whether prepared by the Consultant or otherwise coming into its possession, shall remain the Company’s exclusive property.

11.        INDEMNIFICATION

(a)Of Company by Consultant. The Consultant shall indemnify and hold harmless the Company and its officers, directors, stockholders, employees, agents, contractors, affiliates, subsidiaries, successors, and assigns from and against any and all damages, liabilities, costs, expenses, claims, and/or judgments, including, without limitation, reasonable attorneys’ fees and disbursements (collectively, the “Claims”) that any of them may suffer from or incur and that arise or result from (i) any gross negligence or willful misconduct of the Consultant arising from or connected with Consultant’s carrying out of his duties under this Agreement, (ii) the Consultant’s breach of any of his obligations, agreements, or duties under this Agreement, or (iii) any penalty, fine or interest imposed by any governmental authority (including any taxing authority) as a result of the Consultant not being treated as an independent contractor for any purpose.

(b)Of Consultant by Company. During the Term, the Consultant shall be entitled to indemnification upon the terms and subject to the conditions set forth in that certain Indemnification Agreement, dated as of February 25, 2010 (the “Indemnification Agreement”), between the Company and the Consultant. In addition, the Company agrees to include the Consultant’s name as a “named insured” under the Company’s D&O insurance policy during the Term.

12.        USE OF TRADEMARKS

The Consultant recognizes the Company’s right, title, and interest in and to all service marks, trademarks, and trade names used by the Company and agrees not to engage in any activities or commit any acts, directly or indirectly, that may contest, dispute, or otherwise impair the Company’s right, title, and interest therein, nor shall the Consultant cause diminishment of value of said trademarks or trade names through any act or representation. The Consultant shall not apply for, acquire, or claim any right, title, or interest in or to any such service marks, trademarks, or trade names, or others that may be confusingly similar to any of them, through advertising or otherwise. Effective as of the termination of this Agreement, the Consultant shall cease to use all of the Company’s trademarks, marks, and trade names.

13.        MODIFICATION

No amendment, change, or modification of this Agreement shall be valid unless in writing and signed by both Parties.

14.        ASSIGNMENT

The Company shall have the right to assign its rights and delegate its duties under this Agreement in whole or in part without the consent of the Consultant. The Consultant may not, without the written consent of the Company, assign, subcontract, or delegate its obligations under this Agreement, except that the Consultant may transfer the right to receive any amounts that may be payable to him for his services under this Agreement, which transfer will be effective only after receipt by the Company of written notice of such assignment or transfer.

15.        SUCCESSORS AND ASSIGNS

All references in this Agreement to the Parties shall be deemed to include, as applicable, a reference to their respective permitted successors and assigns. The provisions of this Agreement shall be binding on and shall inure to the benefit of the permitted successors and assigns of the Parties.

16.        FORCE MAJEURE

A Party shall be not be considered in breach of or in default under this Agreement on account of, and shall not be liable to the other Party for, any delay or failure to perform its obligations hereunder by reason of fire, earthquake, flood, explosion, strike, riot, war, terrorism, or similar event beyond that Party’s reasonable control (each a “Force Majeure Event”); provided, however, if a Force Majeure Event occurs, the affected Party shall, as soon as practicable:

(a)notify the other Party of the Force Majeure Event and its impact on performance under this Agreement; and

(b)use reasonable efforts to resolve any issues resulting from the Force Majeure Event and perform its obligations hereunder.

17.        NO IMPLIED WAIVER

The failure of either Party to insist on strict performance of any covenant or obligation under this Agreement, regardless of the length of time for which such failure continues, shall not be deemed a waiver of such Party's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation under this Agreement shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation.

18.        NOTICE

Any notice or other communication provided for herein or given hereunder to a Party hereto shall be in writing and shall be given in person, by overnight courier, or by mail (registered or certified mail, postage prepaid, return-receipt requested) to such Party as follows (or to such other address as such Party may designated from time to time for purposes of this Paragraph 17 by notice to the other Party):

If to the Company:

Mr. Michael Keown
Farmer Bros. Co.
20333 S. Normandie Ave.
Torrance, CA 90502

If to the Consultant:

Mr. Jeffrey Wahba
3105 Poinsettia Avenue
Manhattan Beach, CA 90266
e-mail: jeff_wahba@msn.com

19.        GOVERNING LAW

This Agreement shall be governed by the laws of the state of California. In the event that any litigation or other legal proceeding results from or arises out of this Agreement or the performance thereof, the prevailing Party shall be entitled to recover its reasonable attorneys’ fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing Party may be entitled.

20.        COUNTERPARTS/ELECTRONIC SIGNATURES

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. For purposes of this Agreement, use of a facsimile, e-mail, or other electronic medium shall have the same force and effect as an original signature.

21.        SEVERABILITY

Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provisions had never been contained herein.

22.        ENTIRE AGREEMENT

This Agreement and the Indemnification Agreement constitute the entire agreement between the Parties as to the matters discussed herein and supersede any prior or contemporaneous negotiations, representations, promises, agreements and/or understandings of the Parties with respect to such matters, whether written or oral, except as specifically set forth in this Agreement. The Parties expressly acknowledge and agree that nothing contained herein shall affect (i) the continuing rights and obligations of the Parties under the Employment Agreement, or (ii) vesting and exercise of all equity awards received under the Farmer Bros. Co. 2007 Omnibus Plan (the “Omnibus Plan”), which shall be governed by the terms and conditions of the Omnibus Plan and the applicable award agreements. The Parties acknowledge that the Change in Control Severance Agreement, dated as of February 25, 2010, between the Consultant and the Company, automatically terminated upon the Consultant’s termination of employment on February 28, 2013.

23.        HEADINGS

Headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have signed this Agreement as of the date first set forth above.

COMPANY:                        FARMER BROS. CO.

By:/s/ MICHAEL H. KEOWN
Name: Michael H. Keown
Title: President and Chief Executive Officer

CONSULTANT:
/s/ JEFFREY A. WAHBA
Jeffrey A. Wahba